Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of August 6, 2021, by and among Charah Solutions, Inc., a Delaware corporation (the “Company”), and the investor listed on Exhibit A attached to this Agreement (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, that number of shares of common stock, $0.01 par value per share (the “Common Stock”), set forth opposite the Purchaser’s name on Exhibit A, at a purchase price of $4.50 per share. The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on August 6, 2021, or at such other time and place as the Company and the Purchaser mutually agrees upon, orally or in writing (which time and place are designated as the “Closing”).

(b) At or promptly after the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares, or evidence of the book-entry issuance of the Shares, being purchased by the Purchaser at the Closing against payment of the purchase price as set forth on Exhibit A (the “Purchase Price”) therefor by wire transfer to a bank account designated by the Company.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Backstop Agreement” means the Engagement and Backstop Commitment Letter, dated as of July 31, 2021, by and between Charah Solutions, Inc. and B. Riley Securities, Inc., relating to the Transaction.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company Credit Agreement” means the Credit Agreement, dated as of September 21, 2018, by and among Charah Solutions, Inc., certain of the Charah Solutions, Inc.’s subsidiaries, as guarantors, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the other lenders party thereto, as subsequently amended.

(e) “Company SEC Filings” mean (i) the Company’s forms, registration statements, reports, schedules and statements filed or furnished by it under the Exchange Act or the Securities Act with the SEC since January 1, 2020, and (ii) the draft, dated as of August 6, 2021, of the Company’s Form 10-Q for the quarter ended June 30, 2021 that was provided to the Purchaser.

(f) “DGCL” means the Delaware General Corporation Law, as amended or superseded from time to time.

(g) “Environmental Laws” shall have the meaning ascribed to such term in Section 2.15.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(j) “GAAP” means United States generally accepted accounting principles.

(k) “Investor Rights Agreement” means that certain agreement, to be dated as of the Closing, by and between the Company, B. Riley Financial, Inc., a Delaware corporation, and the Purchaser.

(l) “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 2.16.

(m) “Material Adverse Effect” shall have the meaning ascribed to such term in Section 2.1.

(n) “Money Laundering Laws” shall have the meaning ascribed to such term in Section 2.20.

(o) “NYSE” means the New York Stock Exchange.

(p) “OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

(q) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(r) “SEC” means the United States Securities and Exchange Commission.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Subsidiary” means any significant subsidiary of the Company as defined in Rule 405 under the Securities Act.

(u) “Transaction” means the Company’s firm commitment underwritten public offering of “baby bond” debt securities, with B. Riley as lead left underwriter and sole bookrunner, resulting in aggregate gross proceeds to the Company of at least $135 million, inclusive of a $15 million commitment from Bernhard Capital Partners Management, LP or an affiliate thereof, as more fully described in the Backstop Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and correct as of the date of the Closing, except as otherwise indicated.

2.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity as applicable in good standing (or its equivalent) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which each is engaged as described in the Company SEC Filings except where the failure to so qualify or have such power or authority would not reasonably be expected to (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

2.2 Authorization, Enforceable Agreement. The Company has the full legal right, power and authority to execute and deliver, and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and when executed and delivered, assuming due authorization, execution and delivery by the Purchaser, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at Law).

2.3 Valid Issuance of Shares. The Shares have been duly authorized by the Company, and when the Shares are issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth herein, the Shares will be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive or other similar rights, except as specified in the Investor Rights Agreement, and will entitle the holders of the Shares to the rights and benefits provided therein.

2.4 Valid Issuance of Capital Stock. All issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Shares are validly issued, fully paid and non-assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

2.5 Capitalization. Other than pledges of the interest of the Subsidiaries pursuant to the Company Credit Agreement, the membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company SEC Filings or would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. The respective rights, preferences, privileges, and restrictions of the Company’s capital stock are as stated in the Company’s Amended and Restated Certificate of Incorporation and Certificate of Designations and the Company SEC Filings.

2.6 Absence of Breach or Violation. None of (1) the execution, delivery and performance of this Agreement by the Company and (2) the issuance and sale of the Shares by the Company (with or without notice or lapse of time or both) (x) conflicts with or results in a breach or violation of any of the terms or provisions of, constitutes a default under, gives rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (y) results in any violation of the provisions of the certificate of incorporation or bylaws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries, or (z) results in any violation of provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; except, with respect to clauses (x) or (z), any contravention which would not reasonably be expected to have a Material Adverse Effect.

2.7 Consents and Approvals. No consent, approval, authorization or order of, qualification with, or filing with any governmental body or agency or self-regulatory authority is required for the performance by the Company of its obligations under this Agreement, except (1) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated thereby, (2) as have been obtained or as may be required by the securities or blue sky laws of the various states or (3) as required under the rules and regulations of the NYSE. Assuming that the representations of the Purchaser set forth in Section 3 are true and correct, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement will be, exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.8 Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited certain financial statements of the Company, is, to the knowledge of the Company, an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

2.9 Financial Statements. The Company’s financial statements, together with the related notes and schedules thereto, fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved except as may be set forth in the related notes. The financial statements, together with the related notes and schedules, comply as to form in all material respects with Regulation S-X under the Exchange Act.

2.10 Liabilities. The Company and its Subsidiaries, on a consolidated basis, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Company SEC Filings.

2.11 Absence of Changes; Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Company SEC Filings, there has not occurred any event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.12 Litigation; Proceedings. Except as set forth in the Company SEC Filings, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property or asset of any of the Company or any of its Subsidiaries is subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

2.13 Real and Personal Property. Each of the Company and its Subsidiaries has good and valid title to all real property and good title to all personal property described in the Company SEC Filings as owned by such entity, free and clear of all liens except (a) as are described in the Company SEC Filings, (b) as are created, arise under or secure the Company Credit Agreement, or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14 Compliance with Environmental Laws. Except as disclosed in the Company SEC Filings, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation that the Company expects will lead to such a claim.

2.15 Intellectual Property. Except as described in the Company SEC Filings, to the Company’s knowledge with respect to patents and patent applications only, the Company and its Subsidiaries own or possess, or have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others against the Company with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

2.16 Internal Controls. Except as disclosed in the Company SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.17 Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their controlled affiliates, on the other hand, which is required to be described under Item 404(a) of Regulation S-K in the Company SEC Filings and which is not so described.

2.18 FCPA. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any of its directors, officers, agents, employees, controlled affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to reasonably ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.19 Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”) except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.20 OFAC. Neither the Company nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds from the transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.21 Registration Rights. Except as described in the Company SEC Filings and as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

2.22 Compliance with Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect.

2.23 Permits. Except as otherwise disclosed in the Company SEC Filings, each of the Company and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Company SEC Filings, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

2.24 Tax Returns. Each of the Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

2.25 NYSE. No approval of the stockholders of the Company under the rules and regulations of the NYSE is required for the Company to issue and deliver the Shares.

2.26 Insurance. Except as otherwise disclosed in the Company SEC Filings, the Company maintains or is entitled to the benefits of insurance from reputable insurers covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner. All such insurance is outstanding and duly in force on the date hereof, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

2.27 Use of Proceeds. The proceeds from the sale of Shares to the Purchaser shall be used for the repayment of indebtedness and general corporate purposes.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Existence; Authorization; No Breach. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by this Agreement.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which, by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had access to the Company SEC Filings and to certain financial and other information to inform its decision to purchase the Shares. The Purchaser understands that its purchase of the Shares involves a high degree of risk. The Purchaser is a sophisticated investor and knows that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Purchaser’s decision to purchase the Shares or otherwise materially adverse to the Purchaser’s interests. The Purchaser is not relying on the disclosure or omission of any such information. The Purchaser acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against the Company and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the purchase of the Shares hereunder. The Purchaser has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares and has, independently and without reliance upon the Company, made its own analysis and decision to purchase the Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the purchase of the Shares, the Purchaser is not relying on the Company (or any agent or representative thereof). The Purchaser has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the purchase of the Shares. The Purchaser acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Purchaser in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale, except as set forth in the Investor Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5 RESERVED.

3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.” and

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is able to bear the risk of its investment in the Shares. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9 Residence. The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4. Conditions to The Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing, except for any inaccuracies that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions in all material respects contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

4.5 Investor Rights Agreement. The Company shall have executed and delivered the Investor Rights Agreement to the Purchaser.

4.6 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate in the form and substance satisfactory to the Purchaser.

4.7 Legal Opinion. The Purchaser shall have received the opinion of Vinson & Elkins LLP, counsel to the Company in form and substance satisfactory to the Purchaser.

4.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.9 Cross Receipt. The Company shall have delivered to the Purchaser a cross-receipt executed by the Company certifying that it has received from the Purchaser an amount in cash equal to the Purchase Price.

4.10 Backstop Agreement. The Company shall have executed and delivered the Backstop Agreement to B. Riley Securities, Inc., an affiliate of the Purchaser.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2 Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3 Compliance Certificate. An authorized officer of the Purchaser shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

5.5 Investor Rights Agreement. The Purchaser and B. Riley Financial, Inc. shall have executed and delivered the Investor Rights Agreement to the Company.

5.6 Cross Receipt. The Purchaser shall have delivered to the Company a cross-receipt executed by the Purchaser certifying that it has received from the Company the number of shares of Stock set forth opposite the Purchaser’s name on Exhibit A.

5.7 Funding. The Purchaser shall have delivered to the Company payment of the Purchase Price by wire transfer of immediately available funds to an account designated in advance of the Closing by the Company.

5.8 Backstop Agreement. B. Riley Securities, Inc., an affiliate of the Purchaser, shall have executed and delivered the Backstop Agreement to the Company.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 6.6.

if to the Company:	Charah Solutions, Inc. 12601 Plantside Drive Louisville, KY 40299 Facsimile No: Attention: Steve Brehm Email:

with a copy to (which shall not constitute notice):	Vinson & Elkins LLP 2001 Ross Avenue, Suite 3900 Dallas, TX 75201 Facsimile No: Attention: Robert L. Kimball Email:

if to the Purchaser:	c/o B. Riley Securities, Inc. 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025 Attention: Alan Forman, Esq.

with a copy to (which shall not constitute notice):	Duane Morris LLP 1540 Broadway New York, NY 10036 Attention: Dean Colucci

(b) Consent to Electronic Notice. The Purchaser consents to the delivery of any stockholder notice pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Purchaser’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.7 Fees and Expenses. At the Closing, the Company shall reimburse the Purchaser for reasonable documented fees and expenses of the counsel for the Purchaser in an amount not to exceed $35,000.

6.8 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchaser and each transferee of the Shares (or any securities issued in exchange for such Shares), each future holder of all such securities, and the Company.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Entire Agreement. This Agreement (including any Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.14 No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment, or agreement to provide or assist the Company in obtaining any financing, investment, or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein and other than the Backstop Agreement. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment, or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives, and (iii) an obligation, commitment, or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment, or other assistance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

CHARAH SOLUTIONS, INC.

By:	/s/ Scott Sewell
Name:	Scott Sewell
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

B. RILEY SECURITIES, INC.

By:	/s/ Andy Moore
Name:	Andy Moore
Title:	Chief Executive Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

EXHIBITS

Exhibit A	SCHEDULE OF PURCHASERS

EXHIBIT A

SCHEDULE OF PURCHASERS

Name, Address and Email of Purchaser	Shares of Common Stock Purchased for Cash	Cash Purchase Price
B. Riley Securities, Inc. 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025	2,888,889	$13,000,000.50
TOTAL	2,888,889	$13,000,000.50

A-1